Exhibit 99.1

Consent of Director Nominee of Chobani Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Chobani Inc., a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Marla Beck
Name: Marla Beck
Date: August 24, 2021